FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                               PEC Solutions, Inc.
             (Exact name of registrant as specified in its charter)


              Delaware                                   54-1339972
(State of incorporation or organization)              (I.R.S. Employer
                                                       Identification No.)

12750 Fair Lakes Circle, Fairfax, VA                             22033
(Address of principal executive offices)                      (Zip Code)
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

     If this form relates to the registration of a          If this form relates to the registration of a
     class of securities pursuant to Section 12(b) of       class of securities pursuant to Section 12(g) of
     the Exchange Act and is effective pursuant to          the Exchange Act and is effective pursuant to
     General Instruction A.(c), check the following         General Instruction A.(d), check the following
     box. [ ]                                               box. [X]
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
Securities Act registration statement file number to which this form relates:         333-95331

Securities to be registered pursuant to Section 12[(b)] of the Act:
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
         Title of each class                                           Name of each exchange on which
         to be so registered                                           each class is to be registered

                  None                                                                  None

         Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.01 Par Value
                                (Title of class)

Item 1:  Description of Registrant's Securities to be Registered

         The description of the Common Stock of the Registrant, par value $.01 per share, registered hereby is incorporated by reference to the description of the Registrant's Capital Stock set forth under the heading "Description of Our Capital Stock" in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-95331) ("Amendment No. 1"), as filed with the Securities and Exchange Commission on January 25, 2000, any amendments to such Registration Statement filed subsequently thereto and any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2:  Exhibits

     The following exhibits are filed as part of this Registration Statement:

    Exhibit No.       Description
    -----------       ---------------
        3.1*          Certificate of Incorporation
        3.2*          Bylaws
        4.1*          Specimen stock certificate for shares of common stock of
                      Registrant
----------
       * Incorporated by reference to Registrant's Registration Statement on Form S-1 (SEC File No. 333-95331).



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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    PEC Solutions, Inc.


Date: April 10, 2000                By:    /s/ David C. Karlgaard, Ph.D.
                                           ---------------------------------
                                           David C. Karlgaard, Ph.D.
                                           President and Chief Executive Officer



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                                  Exhibit Index

Exhibit No.       Description
    -----------       ---------------
        3.1*          Certificate of Incorporation
        3.2*          Bylaws
        4.1*          Specimen stock certificate for shares of common stock of
                      Registrant
----------
       * Incorporated by reference to Registrant's Registration Statement on Form S-1 (SEC File No. 333-95331).


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